As filed with the U.S. Securities and Exchange Commission on June 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALDER BIOPHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	90-0134860
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11804 North Creek Parkway South

Bothell, WA 98011

(425) 205-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randall C. Schatzman, Ph.D.

President and Chief Executive Officer

11804 North Creek Parkway South

Bothell, WA 98011

(425) 205-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sonya F. Erickson

John T. McKenna

Cooley LLP

1700 Seventh Avenue, Suite 1900

Seattle, WA 98101

(206) 452-8700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	$350,000,000(1)(2)	$40,670(3)

(1)	An unspecified number of securities is being registered as may from time to time be offered at unspecified prices.
(2)	Estimated solely for the purpose of calculating the registration fee. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $350,000,000.
(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

PROSPECTUS

$350,000,000

Common Stock

We may, from time to time, offer and sell up to $350,000,000 of shares of our common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a supplement to this prospectus or in a free writing prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. You should read this prospectus, the information incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus carefully before you invest.

Shares of our common stock may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in any applicable prospectus supplement. If any underwriters are involved in the sale of any common stock with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “ALDR.” On June 1, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $41.85 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and any similar sections contained in an applicable prospectus summary and as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus for factors you should consider before investing in our common stock.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 2, 2015.

We have not authorized anyone to provide you with information other than the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus that we may authorize in connection with an offering of our common stock. We are not making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement or free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may sell from time to time in one or more offerings the common stock described in this prospectus.

Each time we sell any common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our common stock. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement.

THE COMPANY

Company Overview

Alder BioPharmaceuticals is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize therapeutic antibodies with the potential to meaningfully transform current treatment paradigms. We have developed a proprietary antibody platform designed to select antibodies that have the potential to maximize efficacy as well as speed of onset and durability of therapeutic response. In addition, we believe our ability to efficiently manufacture antibodies using our yeast-based manufacturing technology, MabXpress, allows us to target diseases that traditionally have not been addressed by antibodies. We believe the clinical data obtained in our development program for ALD403 exhibits the potential of this product candidate to transform the way physicians treat migraine prevention. ALD403 was discovered by Alder scientists, has achieved clinical proof-of-concept for high frequency migraine and we have initiated a Phase 2b dose-ranging trial for the preventative treatment of chronic migraines in preparation for progression to Phase 3 trials if supported by the data. We intend to initiate additional clinical trials in both frequent episodic and chronic migraine in preparation for progression to phase 3 trials if supported by the data. If approved, we intend to commercialize ALD403 on our own in the United States. Our second program, clazakizumab, also known as ALD518, is designed to block the pro-inflammatory cytokine IL-6 and has completed one Phase 2b clinical trial and is currently in a second Phase 2b clinical trial. We are seeking a new partner to continue the development of clazakizumab and we believe there is an opportunity to position clazakizumab as an option for first-line biologic therapy for treatment of rheumatoid arthritis by demonstrating superior disease control rates versus biologic standard of care. Finally, our third development program, ALD1613 for treatment of Cushing’s Disease, presents an orphan disease opportunity and is at a preclinical stage of development.

Company Information

We were incorporated in Delaware in May 2002 as Alder BioPharmaceuticals, Inc. Our headquarters are located at 11804 North Creek Parkway South, Bothell, WA 98011, and our telephone number is (425) 205-2900. Our website address is www.alderbio.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

Unless the context otherwise requires, we use the terms “Alder,” “company,” “we,” “us” and “our” in this prospectus to refer to Alder BioPharmaceuticals, Inc. and, where appropriate, our consolidated subsidiaries. “Alder” and the Alder logo are the property of Alder BioPharmaceuticals, Inc. All other trademarks or trade names referred to in this prospectus and any prospectus supplement are the property of their respective owners.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below under the heading “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements that are based on our beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the applicable prospectus supplement, in any free writing prospectus we may authorize for use in connection with a specific offering, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Forward-looking statements include, but are not limited to, statements about:

•	our ability to obtain and maintain regulatory approval of our product candidates;

•	our ability to successfully commercialize any of our products that are approved;

•	the rate and degree of market acceptance of our products;

•	our estimates of our expenses, ongoing losses, future revenues, capital requirements and our needs for or ability to obtain additional financing;

•	our ability to obtain and maintain intellectual property protection for our products and product candidates;

•	the ability to scale up manufacturing of our product candidates to commercial scale;

•	our reliance on our future collaboration partners’ performance, over which we do not have control;

•	the actual receipt and timing of any milestone payments or royalties from our collaborators;

•	our ability to successfully establish and successfully maintain appropriate collaborations and derive significant revenues from those collaborations;

•	our reliance on third parties to conduct our clinical studies;

•	our reliance on third-party contract manufacturers to manufacture and supply our product candidates for us;

•	our ability to identify and develop new products and product candidates;

•	our ability to enroll patients in our clinical studies at the pace that we project;

•	our ability to retain and recruit key personnel;

•	our financial performance; and

•	developments and projections relating to our competitors or our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. We discuss many of these risks, uncertainties and other factors in greater detail under the section titled “Risk Factors” contained in the applicable prospectus supplement, in any related free writing prospectuses that we have authorized for use in connection with a specific offering, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described in the section titled “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any prospectus supplement or in any related free writing prospectus that we have authorized for use in connection with a specific offering, we anticipate using the net proceeds to us from the sale of our common stock for clinical and preclinical development and manufacturing of our product candidates, discovery and development of additional product opportunities, capital expenditures and working capital and other general corporate purposes. Although we currently have no commitments or agreements to acquire or invest in complementary businesses, technologies, product candidates or other intellectual property, our management will have broad discretion as to the allocation of the net proceeds received in any offering and may use these proceeds for that purpose in the future. Pending use of the net proceeds, we intend to invest the net proceeds in interest-bearing, investment-grade securities.

DESCRIPTION OF CAPITAL STOCK

General

As of the date of this prospectus, our amended and restated certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share. As of March 31, 2015, 37,939,438 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary description of our common stock and preferred stock is based on the provisions of our certificate of incorporation, amended and restated bylaws, the applicable provisions of the Delaware General Corporation Law and the applicable provisions of the Washington Business Corporation Act. This information may not be complete in all respects and is qualified entirely by reference to the provisions of our certificate of incorporation, our bylaws, the Delaware General Corporation Law and the applicable provisions of the Washington Business Corporation Act. For information on how to obtain copies of our certificate of incorporation and our bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see “Where You Can Find More Information.”

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in our certificate of incorporation, which means that the holders of a majority of our shares of common stock can elect all of the directors then standing for election.

Dividends and Distributions

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Liquidation Rights

Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, after payment of liquidation preferences on any outstanding shares of preferred stock and payment of other claims of creditors.

The rights, preferences, and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock that we may designate and issue in the future.

Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion or redemption.

Preferred Stock

Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 10,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. There are currently no shares of preferred stock outstanding, and we have no present plan to issue any shares of preferred stock.

Employee Benefit Plans

As of March 31, 2015, options to purchase an aggregate of 3,118,890 shares of common stock were outstanding under our 2005 Stock Plan and 2014 Equity Incentive Plan, 3,882,134 additional shares of common stock were available for future grant under our 2014 Equity Incentive Plan and 551,864 shares of our common stock were reserved for issuance under our 2104 Employee Stock Purchase Plan.

Registration Rights

We are party to an investor rights agreement which provides certain of our stockholders registration rights, as set forth below. This investor rights agreement was originally entered into in July 2005 and was amended and/or restated from time to time in connection with our preferred stock financings. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders to sell these shares without restriction under the Securities Act, when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described below.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include. The demand, piggyback and Form S-3 registration rights described below will expire the later of (1) May 7, 2019 and (2) with respect to each stockholder, at such time as our capital stock is publicly traded and (a) such stockholder is entitled to sell all of its shares pursuant to Rule 144 of the Securities Act or (b) when such stockholder holds less than 1% of our outstanding common stock and is able to sell all its shares in any three-month period without registration in compliance with Rule 144 of the Securities Act.

Demand Registration Rights

As of the date of this prospectus, the holders of an aggregate of approximately 15.3 million shares of our common stock are entitled to certain demand registration rights. The holders of a majority of these shares may, on not more than two occasions, request that we file a registration statement having an aggregate offering price to the public of not less than $7,500,000 to register all or a portion of their shares.

Piggyback Registration Rights

In connection with the filing of the registration statement of which this prospectus forms a part, the holders of an aggregate of approximately 15.6 million shares of our common stock were entitled to, and the necessary percentage of holders waived, their rights to include their shares of registrable securities in the registration statement of which this prospectus forms a part. If we propose to register any of our securities under the Securities Act either for our own account or for the account of other security holders, the holders of these shares are entitled to certain “piggyback” registration rights allowing them to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act including a registration statement on Form S-3 as discussed below, other than with respect to a demand registration or a registration statement on Forms S-4 or S-8, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration.

Form S-3 Registration Rights

The holders of an aggregate of approximately 15.3 million shares of our common stock are entitled to certain Form S-3 registration rights. Such holders may make a request that we register their shares on Form S-3 if we are qualified to file a registration statement on Form S-3. Such request for registration on Form S-3 must cover securities the aggregate offering price of which, before payment of underwriting discounts and commissions, is at least $500,000.

Anti-takeover Provisions

Certificate of Incorporation and Bylaws

Our certificate of incorporation provides for our board of directors to be divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding are able to elect all of our directors. The directors may be removed by the stockholders only for cause upon the vote of holders of 66 2⁄3% of the shares then entitled to vote at an election of directors. Furthermore, the authorized number of directors may be changed only by resolution of our board of directors, and vacancies and newly created directorships on our board of directors may, except as otherwise required by law or determined by our board of directors, only be filled by a majority vote of the directors then serving on the board, even though less than a quorum. Our certificate of incorporation and bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by a consent in writing. A special meeting of stockholders may be called only by a majority of our whole board of directors, the chair of our board of directors or our chief executive officer. Our bylaws also provide that stockholders seeking to present proposals before a meeting of stockholders to nominate candidates for election as directors at a meeting of stockholders must provide timely advance notice in writing, and specify requirements as to the form and content of a stockholder’s notice.

Our certificate of incorporation further provides that the affirmative vote of holders of at least 66 2⁄3% of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required to amend certain provisions of our certificate of incorporation, including provisions relating to the structure of our board of directors, the size of the board, removal of directors, and actions by written consent. The affirmative vote of holders of at least 66 2⁄3% of the voting power of all of the then outstanding shares of voting stock, voting as a single class, is required for our stockholders to amend or repeal our bylaws, although our bylaws may also be amended by a simple majority vote of our whole board of directors.

The foregoing provisions make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of our company by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy rights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (1) persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Washington Business Corporation Act

The laws of Washington, where our principal executive offices are located, impose restrictions on certain transactions between certain foreign corporations and significant stockholders. In particular, the Washington Business Corporation Act, or WBCA, prohibits a “target corporation,” with certain exceptions, from engaging in certain “significant business transactions” with a person or group of persons which beneficially owns 10% or more of the voting securities of the target corporation, an “acquiring person,” for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time of acquisition. Such prohibited transactions may include, among other things:

•	any merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

•	any termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; and

•	allowing the acquiring person to receive any disproportionate benefit as a stockholder.

After the five-year period, a significant business transaction may take place as long as it complies with certain fair price provisions of the statute or is approved at an annual or special meeting of stockholders.

We will be considered a “target corporation” so long as our principal executive office is located in Washington, and: (1) a majority of our employees are residents of the state of Washington or we employ more than 1,000 residents of the state of Washington; (2) a majority of our tangible assets, measured by market value, are located in the state of Washington or we have more than $50 million worth of tangible assets located in the state of Washington; and (3) any one of the following: (a) more than 10% of our stockholders of record are resident in the state of Washington; (b) more than 10% of our shares are owned of record by residents of the state of Washington; or (c) 1,000 or more of our stockholders of record are resident in the state of Washington.

If we meet the definition of a target corporation, the WBCA may have the effect of delaying, deferring or preventing a change of control.

Listing

Our common stock is listed on The NASDAQ Global Market under the trading symbol “ALDR.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219.

PLAN OF DISTRIBUTION

We may sell our common stock covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We may distribute the common stock:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell shares of our common stock covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of securities underwritten or purchased by each of them;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any option to purchase additional shares under which underwriters may purchase additional shares of common stock from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the common stock;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the common stock if they purchase any of the common stock, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

To facilitate the offering of our common stock, underwriters participating in the offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves the sale by the underwriters for the offering of more shares than we sold to them, which creates a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares for the offering. The underwriters may close out any covered short position either by exercising their overallotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of common stock available for purchase in the open market, as compared to the price at which they may purchase common stock through their overallotment option. Naked short sales are short sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the common stock that could adversely affect investors who purchase shares in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on The NASDAQ Stock Market LLC may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable, on The NASDAQ Stock Market LLC in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the share price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Cooley LLP, Seattle, Washington. As of the date of this prospectus, an individual attorney at Cooley LLP beneficially owned 4,998 shares of our common stock.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the shares of common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.alderbio.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended after the date of this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K) until the termination of the offering of the shares covered by this prospectus and applicable prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 13, 2015;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A for our 2015 Annual Meeting of Stockholders, filed with the SEC on April 9, 2015;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2015, filed with the SEC on May 7, 2015;

•	our Current Report on Form 8-K filed with the SEC on May 22, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on April 29, 2014, including any amendments or reports filed for the purposes of updating this description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests for such copies should be directed to us at the following address:

Alder BioPharmaceuticals, Inc.

Attn: Investor Relations

11804 North Creek Parkway South

Bothell, WA 98011

(425) 205-2900

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the estimated costs and expenses, all of which shall be borne by the registrant, in connection with the offering of the securities pursuant to this registration statement:

Registration fee	$40,670
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printer fees and expenses	(1)
Miscellaneous fees and expenses	(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Our certificate of incorporation provides that we may indemnify our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and our bylaws provides that we will indemnify our directors and officers and may indemnify our other employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.

We have entered and expect to continue to enter into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his capacity as such.

The Amended and Restated Investor Rights Agreement, dated as of April 16, 2012, as amended, between us and certain investors provides for indemnification by such investors of us and our officers and directors for certain liabilities arising under the Securities Act.

In addition, the underwriting agreement that we may enter into (Exhibit 1.1) may provide for indemnification by any underwriters of us, our directors, our officers who signed the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits.

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

3.1(1)	Amended and Restated Certificate of Incorporation.

3.2(2)	Amended and Restated Bylaws.

4.1(3)	Amended and Restated Investors’ Rights Agreement, dated as of April 16, 2012, by and among Alder BioPharmaceuticals, Inc. and certain of its stockholders.

4.2(2)	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of April 7, 2014, by and among Alder BioPharmaceuticals, Inc. and certain of its stockholders.

4.3(4)	Form of Common Stock Certificate.

4.4	Reference is made to Exhibits 3.1 and 3.2.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1 to this filing).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereto).

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2014 (File No. 001-36431) and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1/A (File No. 333-194672), filed with the Securities and Exchange Commission on April 25, 2014 and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-194672), filed with the Securities and Exchange Commission on March 19, 2014 and incorporated herein by reference.
(4)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-201201), filed with the Securities and Exchange Commission on December 22, 2014 and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on June 2, 2015.

ALDER BIOPHARMACEUTICALS, INC.

By:	/s/ Randall C. Schatzman
Randall C. Schatzman, Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Randall C. Schatzman and Larry K. Benedict, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Randall C. Schatzman Randall C. Schatzman, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	June 2, 2015

/s/ Larry K. Benedict Larry K. Benedict	Senior Vice President, Finance (Principal Financial and Accounting Officer)	June 2, 2015

/s/ Stephen M. Dow Stephen M. Dow	Chairman of the Board of Directors	June 2, 2015

/s/ Peter Bisgaard Peter Bisgaard	Director	June 2, 2015

/s/ Gary Bridger Gary Bridger, Ph.D.	Director	June 2, 2015

/s/ A. Bruce Montgomery A. Bruce Montgomery, M.D.	Director	June 2, 2015

Signature	Title	Date

/s/ Deepa R. Pakianathan, Ph.D. Deepa R. Pakianathan, Ph.D.	Director	June 2, 2015

/s/ Heather Preston Heather Preston, M.D.	Director	June 2, 2015

/s/ Clay B. Siegall Clay B. Siegall, Ph.D.	Director	June 2, 2015

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement.

3.1(1)	Amended and Restated Certificate of Incorporation.

3.2(2)	Amended and Restated Bylaws.

4.1(3)	Amended and Restated Investors’ Rights Agreement, dated as of April 16, 2012, by and among Alder BioPharmaceuticals, Inc. and certain of its stockholders.

4.2(2)	Amendment No. 1 to Amended and Restated Investors’ Rights Agreement, dated as of April 7, 2014, by and among Alder BioPharmaceuticals, Inc. and certain of its stockholders.

4.3(4)	Form of Common Stock Certificate.

4.4	Reference is made to Exhibits 3.1 and 3.2.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1 to this filing).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereto),

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
(1)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2014 (File No. 001-36431) and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1/A (File No. 333-194672), filed with the Securities and Exchange Commission on April 25, 2014 and incorporated herein by reference.
(3)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-194672), filed with the Securities and Exchange Commission on March 19, 2014 and incorporated herein by reference.
(4)	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (File No. 333-201201), filed with the Securities and Exchange Commission on December 22, 2014 and incorporated herein by reference.